                                                                    Exhibit 99.2

                        PRO FORMA FINANCIAL INFORMATION

   The following unaudited pro forma financial information are based on the historical financial statements of Playboy Enterprises, Inc. ("Playboy"), adjusted to give effect to the following transactions (the "Transactions"): (1) the acquisition of Spice Entertainment Companies, Inc. ("Spice") by Playboy,
(2) the contribution of assets and liabilities of Spice immediately before the Spice Acquisition to Directrix, Inc. ("Directrix"), a separate public company, the shares of which were distributed to former Spice shareholders in connection with the Spice Acquisition, and (3) the sale of assets of Spice to Califa Entertainment Group, Inc. ("Califa") (see Note (B) to the Unaudited Pro Forma Statement of Operations).

   All unaudited pro forma financial information includes adjustments to historical results (consisting only of normal recurring entries) necessary for a fair presentation and, in our opinion, have been prepared on the same basis as the audited financial statements. Some Spice financial information has been reclassified to conform with the Playboy presentation. The unaudited pro forma statement of operations gives effect to the Transactions as if they had occurred as of January 1, 1998 and the unaudited pro forma balance sheet gives effect to the Transactions as if they had occurred on December 31, 1998. The unaudited pro forma financial information does not reflect the effects of any anticipated changes to be made by us to the historical operations, is presented for informational purposes only and does not purport (1) to represent what our results of operations or financial condition would actually have been had the Transactions occurred on the dates indicated or (2) to project our results of operations or financial position for any future period or date.

   The unaudited pro forma financial information reflects the Spice Acquisition using the purchase method of accounting. The acquired assets and assumed liabilities of Spice are stated at values representing an allocation of the purchase price based upon the estimated fair market value at the date of the Spice Acquisition. This allocation is subject to change as the valuation is finalized.

   In February 1996, we filed suit challenging Section 505 of the Telecommunications Act of 1996, which, among other things, regulates the cable transmission of adult programming, such as Playboy's and Spice's domestic pay television programs. Fiscal 1998 revenues attributable to Playboy and Spice domestic pay television cable services were affected by the enforcement of
Section 505. In December 1998, a federal district court unanimously declared
Section 505 unconstitutional. This ruling gives cable systems the right to resume 24-hour broadcast. We believe that the effect of Section 505 on our financial performance may continue until the case is finally decided.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1998
                    (In thousands, except per share amounts)

                                        Pro Forma   Pro Forma
                              Playboy   Spice(A)   Adjustments    Pro Forma
                             ---------  ---------  -----------    ---------
Net revenues...............  $ 317,618  $ 27,709    $ (2,868)(B)  $ 342,659
                                                         200 (C)
                             ---------  --------    --------      ---------
Costs and expenses
 Cost of sales.............   (269,478)  (16,182)        180 (D)   (283,280)
                                                       2,200 (E)
 Selling and
  administrative
  expenses.................    (43,172)   (4,494)     (6,136)(F)    (50,673)
                                                       3,129 (G)
                             ---------  --------    --------      ---------
   Total costs and
    expenses...............   (312,650)  (20,676)       (627)      (333,953)
                             ---------  --------    --------      ---------
Operating income (loss)....      4,968     7,033      (3,295)         8,706
                             ---------  --------    --------      ---------
Nonoperating income
 (expense)
 Investment income.........        127                                  127
 Interest income
  (expense)................     (1,551)   (2,141)     (6,535)(H)     (8,427)
                                                       1,800 (I)
 Gain on sale of
  investment...............      4,272                                4,272
 Other, net................       (791)                                (791)
                             ---------  --------    --------      ---------
Total nonoperating income
 (expense).................      2,057    (2,141)     (4,735)        (4,819)
                             ---------  --------    --------      ---------
Income (loss) before income
 taxes.....................      7,025     4,892      (8,030)         3,887
Income tax benefit
 (expense).................     (2,705)      104      (1,998)(J)     (4,599)
                             ---------  --------    --------      ---------
Net income (loss)..........      4,320     4,996     (10,028)          (712)
Preferred dividend.........                 (135)        135 (K)
                             ---------  --------    --------      ---------
Net income (loss)
 applicable to common
 stock.....................  $   4,320  $  4,861    $ (9,893)     $    (712)
                             =========  ========    ========      =========
Net income (loss) per
 common share
 Basic.....................  $    0.21                            $   (0.03)(L)
 Diluted...................  $    0.21                            $   (0.03)(L)
Weighted average number of
 common shares outstanding
 Basic.....................     20,548                               22,499 (L)
 Diluted...................     21,036                               22,987 (L)

     See accompanying notes to unaudited pro forma statement of operations.

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                             (Dollars in thousands)

   A. The Pro Forma Spice financial information reflects (1) the elimination of Directrix, the results of which are included in the Spice historical financial statements, and (2) the reversal of the elimination of intercompany transactions between pro forma Spice and Directrix, as follows:

                                                Less     Intercompany Pro Forma
                                     Spice    Directrix  Eliminations   Spice
                                    --------  ---------  ------------ ---------
    Net revenues..................  $ 32,125  $  9,581     $ 5,165    $ 27,709
                                    --------  --------     -------    --------
    Costs and expenses
      Cost of sales...............   (22,441)  (11,424)     (5,165)    (16,182)
      Selling and administrative
       expenses...................    (6,694)   (2,200)                 (4,494)
                                    --------  --------     -------    --------
        Total costs and expenses..   (29,135)  (13,624)     (5,165)    (20,676)
                                    --------  --------     -------    --------
    Operating income (loss).......     2,990    (4,043)                  7,033
                                    --------  --------     -------    --------
    Interest income (expense).....    (2,280)     (139)                 (2,141)
                                    --------  --------     -------    --------
    Income (loss) before income
     taxes........................       710    (4,182)                  4,892
    Income tax benefit............       104                               104
                                    --------  --------     -------    --------
    Net income (loss).............       814    (4,182)                  4,996
    Preferred dividend............      (135)                             (135)
                                    --------  --------     -------    --------
    Net income (loss) applicable
     to common stock..............  $    679  $ (4,182)               $  4,861
                                    ========  ========     =======    ========

   B. In connection with the Spice Acquisition, assets of Spice were sold to Califa, which we refer to as the "Califa Transaction." In exchange for these assets, Califa will pay Playboy $500 in cash in two installments in 1999 and $10,000 under a promissory note due March 15, 2006, which accrues interest at an annual rate of 18%, payable quarterly. In addition, in exchange for non-competition covenants, Califa is contractually obligated to pay Playboy $13,300 in cash over the next nine years. The gains related to the Califa Transaction have been deferred in accordance with Staff Accounting Bulletin 81 due to the capitalization and leverage levels of Califa. The adjustment reflects the elimination of revenues associated with the operations transferred to Califa in connection with the Califa Transaction.

   C. The adjustment reflects income that Califa is contractually obligated to pay to Playboy pursuant to the non-competition agreement entered into in connection with the Califa Transaction.

   D. The adjustment reflects playback costs associated with operations transferred to Califa in connection with the Califa Transaction.

   E. The adjustment reflects the elimination of lease costs associated with the operation of a transponder that is no longer needed due to the consolidation of Playboy's television networks.

   F. The adjustment reflects the incremental amortization expense related to goodwill and other intangible assets, including the trade name, using recovery periods of four to 40 years.

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

   G. The adjustment reflects the reduction in salary expense resulting from actual head count reductions, which will occur by April 1999, in connection with the Spice Acquisition.

   H. The adjustment reflects (1) additional interest expense of $10,100, at the weighted average interest rate at December 31, 1998 of 9.19%, associated with debt of $110,000 outstanding under our new credit agreement, (2) elimination of the historical Playboy interest expense of $1,600 and (3) elimination of the historical Spice interest expense of $2,000. A change in interest rate of 1/4% will change annual interest expense by $275 and net income (loss) by $106.

   I. The adjustment reflects the interest income that Califa is contractually obligated to pay to Playboy under a promissory note issued to Playboy in connection with the Califa Transaction.

   J. The adjustment reflects the income tax provision based on pre-tax income plus nondeductible goodwill. The effective tax rate is higher than the statutory federal income tax rate primarily due to state income taxes, net of a federal benefit, foreign operating losses and the inability to deduct certain amounts of intangible amortization for tax purposes.

   K. The adjustment reflects the elimination of dividends on the Convertible Series A Preferred Stock, par value $.01 per share, of Spice, which was converted in connection with the Spice Acquisition.

   L. The unaudited pro forma basic and diluted net income per share are based upon 22,499,000 weighted average number of common shares outstanding (basic) and 22,987,000 weighted average number of common shares outstanding (diluted), including dilutive effect of options, of Playboy plus shares issued to former Spice shareholders.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               December 31, 1998
                                 (In thousands)

                                         Pro Forma   Pro Forma          Pro
                               Playboy   Spice(M)   Adjustments        Forma
                               --------  ---------  -----------       --------
ASSETS
Cash and cash equivalents....  $    341  $  2,178    $ 14,456 (N)     $ 16,975
Marketable securities........       505                                    505
Accounts receivable, net.....    49,879     5,519      (1,609)(O)       54,289
                                                          500 (P)
Inventories..................    25,685                                 25,685
Programming costs............    43,342                                 43,342
Deferred subscription
 acquisition costs...........    11,570        13                       11,583
Prepaid expenses and other
 current assets..............    21,097     2,640                       23,737
Due from related parties and
 officers....................                 344                          344
                               --------  --------    --------         --------
   Total current assets......   152,419    10,694      13,347          176,460
Property and equipment, net..     9,157     1,969                       11,126
Programming costs............     5,983                                  5,983
Library of movies............               3,953        (839)(Q)        3,114
Net deferred tax assets......     6,525                                  6,525
Deferred financing costs.....                 127       4,423 (R)        4,550
Other noncurrent assets......    20,729       473                       21,202
Intangible and other assets..    17,294     9,605     114,956 (S)      141,855
                               --------  --------    --------         --------
   Total assets..............  $212,107  $ 26,821    $131,887         $370,815
                               ========  ========    ========         ========
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current portion of
 obligations under capital
 leases......................            $    399                     $    399
Short-term borrowings/current
 portion of long-term debt...  $ 29,750    10,927    $(40,221)(T)          456
Accounts payable.............    30,834     2,746                       33,580
Accrued salaries, wages and
 employee benefits...........     6,024                                  6,024
Reserves for losses on
 disposals of discontinued
 operations..................        68                                     68
Income taxes payable.........       819                                    819
Deferred
 revenues/subscription
 revenue.....................    41,647       893                       42,540
Other liabilities and accrued
 expenses....................     9,851     1,741                       11,592
Current portion of accrued
 restructuring...............                          23,000 (U)       23,000
                               --------  --------    --------         --------
   Total current
    liabilities..............   118,993    16,706     (17,221)         118,478
Obligations under capital
 leases--long-term...........                  36                           36
New long-term debt...........                         110,500 (V)      110,500
Other noncurrent
 liabilities.................     8,912                                  8,912
Deferred compensation/other..                 298                          298
                               --------  --------    --------         --------
   Total liabilities.........   127,905    17,040      93,279          238,224
Common stock.................       221       123        (103)(W)          241
Capital in excess of par
 value.......................    44,860    29,282      19,087 (W)       93,229
Unearned compensation........    (3,716)     (237)        237 (X)       (3,716)
Retained
 earnings/(accumulated
 deficit)....................    49,577    (6,694)      9,142 (X)       49,577
                                                       (2,448)(O)(Q)
Accumulated other
 comprehensive income........               1,072      (1,072)(X)
Transfers from Spice.........             (13,765)     13,765 (X)
Cumulative translation
 adjustment..................      (137)                                  (137)
Unrealized loss on marketable
 securities..................       (32)                                   (32)
Less cost of treasury stock..    (6,571)                                (6,571)
                               --------  --------    --------         --------
   Total shareholders'
    equity...................    84,202     9,781      38,608          132,591
                               --------  --------    --------         --------
   Total liabilities and
    shareholders' equity.....  $212,107  $ 26,821    $131,887         $370,815
                               ========  ========    ========         ========

          See accompanying notes to unaudited pro forma balance sheet.

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

                             (Dollars in thousands)

   M. The Pro Forma Spice information reflects the elimination of Directrix, the results of which are included in the Spice historical financial statements, as follows:

                                                             Less    Pro Forma
                                                  Spice    Directrix   Spice
                                                 --------  --------- ---------
      ASSETS
      Cash and cash equivalents................. $  2,178            $  2,178
      Accounts receivable, net..................    6,274   $   755     5,519
      Deferred subscription acquisition costs...       13                  13
      Prepaid expenses and other current
       assets...................................    3,290       650     2,640
      Due from related parties and officers.....      344                 344
                                                 --------   -------  --------
         Total current assets...................   12,099     1,405    10,694
      Property and equipment, net...............    4,508     2,539     1,969
      Library of movies.........................    4,792       839     3,953
      Deferred financing costs..................      127                 127
      Other noncurrent assets...................      524        51       473
      Intangible and other assets...............    9,605               9,605
                                                 --------   -------  --------
         Total assets........................... $ 31,655   $ 4,834  $ 26,821
                                                 ========   =======  ========
      LIABILITIES AND SHAREHOLDERS' EQUITY
      Current portion of obligations under
       capital leases........................... $    971   $   572  $    399
      Short-term borrowings/current portion of
       long-term debt...........................   10,927              10,927
      Accounts payable..........................    2,819        73     2,746
      Deferred revenues/subscription revenue....      893                 893
      Other liabilities and accrued expenses....    1,844       103     1,741
                                                 --------   -------  --------
         Total current liabilities..............   17,824       784    16,706
      Obligations under capital leases--long-
       term.....................................       36                  36
      Deferred compensation/other...............      334        36       298
                                                 --------   -------  --------
         Total liabilities......................   17,824       784    17,040
      Common Stock..............................      123                 123
      Capital in excess of par value............   29,282              29,282
      Unearned compensation.....................     (237)               (237)
      Retained earnings/(accumulated deficit)...  (16,409)   (9,715)   (6,694)
      Accumulated other comprehensive income....    1,072               1,072
      Transfers from Spice......................             13,765   (13,765)
                                                 --------   -------  --------
         Total shareholders' equity.............   13,831     4,050     9,781
                                                 --------   -------  --------
         Total liabilities and shareholders'
          equity................................ $ 31,655   $ 4,834  $ 26,821
                                                 ========   =======  ========

   N. The adjustment reflects cash remaining after the Spice Acquisition (including the borrowings under our new credit agreement as described in Note V below) and payment of merger related expenses. The cash will be used to pay the remaining merger related expenses given effect to in the unaudited pro forma balance sheet.

   O. The adjustment reflects the elimination of accounts receivable relating to the operations of the assets transferred in the Califa Transaction.

   P. The adjustment reflects $500 payable by Califa to Spice in connection with the Califa Transaction.

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET


   Q. The adjustment reflects the elimination of certain rights associated with the portion of the film library transferred in the Califa Transaction.

   R. The adjustment reflects the incremental deferred financing costs associated with our new credit agreement entered into in connection with the Spice Acquisition.

   S. The adjustment reflects the purchase price of the Spice Acquisition and the allocation of the purchase price to the tangible and identifiable intangible and other assets and liabilities of Pro Forma Spice based upon our estimates of their fair value, with the remainder allocated to goodwill. We estimate the fair value of the tangible assets to approximate historical book value, and accordingly the purchase price has been allocated to deferred financing costs and intangible and other assets.

      Purchase price:
        Shares issued................................................. $ 48,389
        Cash paid.....................................................   47,450
        Merger related expenses.......................................   31,000
        Net liabilities assumed.......................................   (7,333)
                                                                       --------
                                                                        119,506
      Deferred financing costs........................................   (4,550)
                                                                       --------
      Intangible and other assets acquired............................ $114,956
                                                                       ========

   The intangible and other assets acquired are comprised of film libraries, non-competition agreements, trade names, goodwill, going concern and other nonidentifiable intangible assets, with lives ranging from four to 40 years. The estimated amounts allocated to each intangible and other asset, and the respective amortization period for each are:

                                                   Estimated     Amortization
                Description of Asset            Amount Allocated    Period
                --------------------            ---------------- ------------
      Goodwill, going concern and other
       nonidentifiable intangible assets.......     $ 71,156       40 years
      Trade name...............................       26,700       40 years
      Non-competition agreements...............       11,700        5 years
      Film library.............................        5,400        4 years
                                                    --------
          Total................................     $114,956
                                                    ========

   The allocation of the purchase price of the Spice Acquisition is subject to change as the valuation is finalized. In the opinion of Playboy's management, the final purchase price allocation for the Spice Acquisition will not result in any material changes in the pro forma financial information.

   T. The adjustment reflects the repayment of Playboy's and Spice's outstanding indebtedness in connection with the Spice Acquisition.

   U. The adjustment reflects the accrual of $23,000 of merger related expenses (including $20,100 of severance costs) incurred by Spice and to be paid by Playboy.

   V. The adjustment reflects (1) our new credit agreement of $110,000 and (2) $500 due from Califa in 1999 in connection with the Califa Transaction.

   W. The adjustment reflects (1) the elimination of Spice shares and (2) the issuance of new Playboy shares in connection with the Spice Acquisition.

   X. The adjustment reflects the elimination of Spice equity in connection with the Spice Acquisition.